(1) Registry X (2)Page 1 of 6
(3)Propert Identifiers
(4) PrincIpal Amount Seven Hundred Fifty Thousand --00/100 Seven Hundred Fifty Thousand Dollars s 750,000.00 (5) Description
Part of Lots 8 and 9 Plan 2372
City of Toronto
Registry Division of Toronto (No, 53)   U

Wendelt Avenue, as confirmed under the Boundaries Act by Plan BA-578 registered on January 2nd, 1975 as Instrument No. 673452.

11) Chargor(s) The charger hereby charges the land to the chargee


The chargor(s) acknowledge(s) receipt of a true copy of thls charge. Date of Signature
Name(s)
 GENTERRA INVESTMENT CORPORATION

We have authority to bind the Corporation

13)   Chargors Address 106 Avenue Road, Toronto, Ontario M5R 2H3

14) Chargee(s)

ROYAL BANK OP CANADA

15) Charges(s) Adress North York/North Toronto Business Banking Centre, 5001 Younge Street,Toronto. Ontario M2N BPS for Service .

16)     Assessment Roll Number 19 08 023 670 00100 of Property

17)     Municipal Address of Property

140 Wendell Avenue
Toronto, Ontario

                        Page 2 of 5 pages




SCHEDULE "A"

Legal Description


All and Singular that certain parcel or tract of land and premises situate, lying and being in the City of Toronto (formerly the City of North York), in the Province of Ontario, and being composed of Part of Lots S and 9 as shown on a Plan registered in the Land Registry Office for the Registry Division of Toronto (Nc. 64) as Plan No. 2372. The limits of such safd parcel may be more particularly described as follows:

PREMISING that the westerly limit of Wendell Avenue has an astronomical bearing of north 17 degrees 13 minutes 22 seconds West in accordance with a Plan registered in the Land Registry Office for the Land Titles Division of Toronto (No. 66) as Plan D-260 I (BA-578) and relating alE bearings herein thereto; COMMENCING at a survey monument in the easterly limit of said Lot 9 being also the westerly limit of Wendell Avenue as confirmed under the Boundaries Act by Plan BA- 578. registered as Plan D-260, distant 350.99 feet measured southerly thereon from the south-easterly angle of said Lot 8;

THENCE south 17 degrees, 13 minutes, 22 seconds east along the last mentioned limit 79.67 feet to the north-easterly angle of a Plan of Subdivision registered in the Land Registry Office for the Land Titles Division of Toronto (No. 66) as Plan No. M-1459;

THENCE south 72 degrees, 42 minutes, 40 seconds west along the northerly limit of said Plan M-1459, 240.08 feet to an angle therein;

THENCE north 69 degrees, 25 minutes1 00 seconds west continuing along the said northerly limit 110.03 feet to an angle therein;

THENCE south 14 degrees, 58 minutes, 00 seconds west still continuing along said Iim~t 530.17 feet to a point;

THENCE north 15 degrees, 02 minutes, 10 seconds west 32.00 feet to a point:

THENCE south 78 degrees, 44 minutes, 00 seconds west continuing along the said northerly limit of Plan M-1459 a distance of 216.77 feet to a survey monument in the easterly limit of the lands of the Canadian Pacific Railway;

THENCE north 12 degrees, 02 minutes, 30 seconds east along the last mentioned limit 397.40 feet to a survey monument in the southerly limit of the Kings Highway No. 401 as shown on a Plan registered in the Land Registry Office for the Registry Division of Toronto (No. 64) as Plan No. 6930;

THENCE north 73 degrees, 30 minutes1 35 seconds east along the said southerly limit 717U08 feet to a survey monument at an angle therein;

THENCE north 77 degrees, 28 minutes, 05 seconds east along said southerly limit
139.50 feet to a survey monument in the westerly limit of Wendell Avenue as widened by Bylaw 26858 and shown on Registered Plan 10371;

THENCE south 17 degrees, 03 minutes, 25 seconds east along the said westerly limit 113.30 feet to a certain monument at an angle therein;

THENCE south 21 degrees, 38 minutes, CO seconds east continuing along said westerly iimit~ 275.88 feet to the point of commencement.

SUBJECT TO an easement in favour of the Ministry of Transportation and Communications over the northerly 10 feet in perpendicular width cM the above described lands as further set out in Instrument T8357850;

AND TOGETHER WITH an easement in favour of the owners of the above lands, its successors and assigns for drainage purposes, together with a right to enter upon, install, repair, inspect and replace pipes, drains and culverts on those parts of Lots 6 to 15, both inclusive, and Block W as shown on Plan M-1459 included in Part 1~ Plan 66R- 6002 as set out in Instrumant 588743 North York.


Wendell Avenue, as confirmed under the Boundaries Act by Plan BA-578 registered on January 2nd, 1975 as Instrument No. 673452.

4 of 5 pages
Page --


Additonal Property ldetifier(s) and/or Other lnformation

WHEREAS

(1) GENTERRA INVESTMENT CORPORATION (hereinafter called the customer is a customer of the Chargee. If more than one person is named above, the term "Customer" means all and any, one or more of? them and the liabilities of the Customer (as hereinafter defined) means the liabilities of all or any one or more of them to the Chargee.

2. AND WHEREAS the Chargor has at the request of the Chargee agreed to give this Charge as a continuing collateral security for payment and satisfaction to the Chargee of all obligations, debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed at any time owing by the Customer to the Chargee or remaining unpaid by the Customer to the Chargee heretofore or hereafter incurred or arising and whether incurred by or arising from agreement or dealings between the Chargee and the Customer or from any agreement or dealings with any third party by which the Chargee may be or become in any manner whatsoever a creditor of the Customer or however otherwise incurred or arising anywhere within or outside Canada and whether the Customer be bound alone or with another or others and whether as principal or surety and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again (such obligations, debts and liabilities being hereinafter called the `liabilitiesj but it being agreed that this Charge at any one lime will secure only that portion of the aggregate principal component of the liabilities outstanding at such time which does not exceed the sum of

Insert maximum amount: (2)SEVEN HUNDRED MD FIFTY THOUSAND Dollarsf($750,0OO.OO) together with any interest or compound interest accrued on the principal at such time at the rate hereinafter set forth. Select one Paragraph 3 and delete others:

3.      FiXED INTEREST RATE
        PROVIDED THIS CHARGE to be void upon the Chargor, his heirs, executors, administrators, successors or assigns or any of them, paying on demand to the Chargee, its successors or assigns, the ultimate balance of the liabilities and all promissory notes. bills of exchange and any other instruments whatsoever from time to time representing the flabilities or any pan thereof, the principal component of such liabilities not exceeding the sum of (3) SEVEN HUNDRED AND FIFTY THOUSAND Dollars/(5750 ,000 .00 together with interest thereon at the rate of (4) nine goint one per centum %) per annum, calculated and payable monthly as well after as before maturity, default and judgment, with int?rest on overdue interest at the same rate as on the principal sum, and a I other amounts payable by the Chargor hereunder and paying any taxes, rates, levies, charges or assessmer ts upon the said lands no maffer by whom or what authority imposed and observing and performing all covenants, provisos and conditions herein contained.

4. IT IS AGREED BY AND BETWEEN THE PARTIES HERETO as follows:
        (a) That no part of any liabilities of the Customer to the Chargee existing at the date of this Charge or incurred or arising thereafter, shall be deemed to be unsecured by this Charge.
        (b) That this Charge is and shall be a continuing collateral security to the Chargee for the amount of such liabilities and interest as herein provided and shall be deemed to be taken as security for the ultimate balance of such liabilities; AND these presents shall not, nor shall anything herein contained operate so as to create any merger or discharge of any debt owing to the Chargee or of any lien, bond, promissory note, bill ol exchange or other security held by or which may hereafter be held by the Chargee from the Chargor or from the Customer or from any other person or persons and this Charge shall not in any way prejudicially affect any security held or which may hereafter be held by the Chargee for the said liabilities or any part thereof, or the liability of any endorser or any other person or persons upon any such lien, bond, bill of exchange, promissory note or other secunty or contract or any renewal or renewals thereof held by the Chargee br or on account of the said liabilities or any part or parts thereof, nor shall the remedies of the Chargee in respect thereof be prejudiced or delayed in any manner whatsoever by the taking of this Charge.
        (c) That any and all payments made in respect of the said liabilities and interest and the moneys or other proceeds realized from the sale of arty securities held therebor including this Charge may be applied and reapplied notwithstanding any previous application on such pan or parts of such liabilities or interest as the Chargee may see lit or may be held unappropriated in a separate collateral account for such time as the Charges may see 1 it.
        (d) That the Chargee may grant time, renewals, extensions. indulgences, releases and discharges to, may take securities and guarantees from and give the same and any and all existing securities and guarantees up to, may abstain Irom taking securities or guarantees from or from perfecting securities or guarantees of, may accept compositions from and may othetwise deal with the Chargor, the Customer and all other persons, securities and guarantees as the Chargee may see fit without prejudicing The rights of the Chargee under this Charge.
        (e) That the taking of judgemeni in respect of the said liabilities or any instrument or instruments now or hereafter representing or evidencing the said liabilities or under any of the covenants herein or in any such instrument contained or implied shall not operate as a merger of the said liabilities or such instrument, instrumenrs or covenants nor affect the Charge&s right to interest at the rate and times herein provided nor affect nor prejudice any rights or remedies given to the Chargee by the terms hereof.


5. In the event one or more of the Chargors is not also the Customer, each such Chargor which is not also the Customer (hereinafter in this paragraph called ~such Chargor") jointly and severally covenants with the Chargee as follows:--

        (a) This Charge and the covenants, provisos, obligations and agreements on the pan of the Chargor herein contained shall be the continuing obligations and liability of each such Chargor and shall cover all the liabilities and obligations of the Chargor hereunder and shall apply to and shall secure any ultimate balance of the moneys secured or intended to be secured hereby:
        (b) The Chargee shall not be bound to exhaust its recourse against the Customer or others or any securities (which term when used in this Paragraph 5. includes guarantees) it may at any time hold before being entitled to payment from each such Chargor of the moneys hereby secured and each such Chaigor renounces to alt benefits of discussion and division;
        (c) This Charge and the liabilities and obligations of each such Chargor hereunder shall not be affected by the death or loss or diminution of capacity of the Customer or of any such Chargor or by any change in the name of the Customer or in the membership of the Customer's firm through The death or retirement of one or more partners or the introduction of one or more other partners or otherwise, or by the acquisition of the Customer's business by a corporation. or by any change whatsoever in the objects, capital, structure or constitution of the Customer, or by the Customer or the Customers business being amalgamated with a corporation or corporations, or wound up or its corporate existence terminated but shall notwithstanding the happening or any such event continue to exist and apply to the full extent as it such event had not happened;
        (d) This Charge shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Chargee and all dividends, compositions, proceeds of security valued and payments received by the Chargee from the Customer or from others or from estates shall be regarded for all purposes as payments in gross without any right on the part of any 01 such Chargors to claim in reduction of his liability, under this Charge the benefit of any such dividends, compositions, proceeds or payments or any securities held by the Chargee or proceeds thereof, and none of such Chargors shall have the right to be subrogated in any rights of the Chargee until the Chargee shall have received payment in lull or all liabilities;
        fe) All of the moneys hereby secured or intended to be secured hereby shall be deemed to form pan of the liabilities and obligations of each such Chargor notwithstanding any lack or limitation of status or of power, incapacity or disability of the Customer or of the directors. partners or agents thereof, or that the Customer may not be a legal or suable entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or creditors, or in the taking or registering of this Charge or any other securities, the whole whether known to the Chargee or not: and all the moneys secured hereby or intended to be secured hereby shall be recoverable Irom eacn such Chargor as sole or principal debtor in respect thereof and shall be paid to the Chargee on demand with interest and accessories; and -
        (I) Each such Chargor shall be bound by any account settled between the Chargee and the Customer, and if no sucn account ras been so settled immediately before demand of payment hereunder any account stated by the Chargee shall be accepted by such Chargor and each of them as conclusive evidence of the amount which at the date of the account so stated is due by the Customer to the Chargee or remains unpaid by Ihe Customer to the Chargee.